UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 23, 2011
VERSANT CORPORATION
(Exact name of Registrant as Specified in its Charter)

California	000-28540	94-3079392
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
255 Shoreline Drive, Suite 450, Redwood City, California 94065
(Address of Principal Executive Offices, including Zip Code)
(650) 232-2400
(Registrant's Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

⁭☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
⁭☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
⁭☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
⁭☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    Approval of Stock Option Grant for a Named Executive Officer

On May 23, 2011, the Compensation Committee of the Board of Directors of Versant Corporation (“Versant” or the “Company”) approved the grant to Bernhard Woebker, Versant's Chief Executive Officer and President, of a stock option pursuant to the Company's 2005 Equity Incentive Plan (the "Option"), in order to provide Mr. Woebker with an appropriate equity incentive. The Option entitles Mr. Woebker to potentially purchase up to 20,000 shares of Versant Common Stock at an exercise price of $12.83 per share, which price is equal to 100% of the fair market value of a share of Versant common stock on the date of grant. The Option vests and becomes exercisable ratably on a monthly basis over the twelve month period beginning March 10, 2011 (the date of Mr. Woebker's appointment as Chief Executive Officer and President) and will generally expire on the earlier of (i) ten years after the date of grant or (ii) seven months after Mr. Woebker ceases to be employed by the Company (or an affiliate of the Company).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERSANT CORPORATION

Date: May 27, 2011
By:     /s/ Jerry Wong
Jerry Wong, Chief Financial Officer